UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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dMY Technology Group, Inc.

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On November 2, 2020, Rush Street Interactive, LP (“RSI”) issued a press release announcing its receipt of the “Casino Operator of the Year” award and the “Customer Service Operator of the Year” award at the 2020 EGR North America Awards. In this press release, which is set forth below, RSI mentioned its proposed business combination (the “Business Combination”) with dMY Technology Group, Inc. (the “Company”).

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RUSH STREET INTERACTIVE CROWNED CASINO OPERATOR OF THE YEAR

& CUSTOMER SERVICE OPERATOR OF THE YEAR AT 2020 EGR NORTH AMERICA AWARDS

CHICAGO, IL – (November 2, 2020) –Rush Street Interactive (RSI), one of the fastest-growing online casino and regulated online gaming companies in the United States, is celebrating two more big wins, on the heels of being named Global Gaming Awards Digital Operator of the year last week, winning the Casino Operator of the Year and the Customer Service Operator of the Year at the 2020 EGR North America Awards. The EGR Awards are regarded as the gold standard in the online gaming industry, celebrating North America’s leading operators who have shown outstanding performance in the past year.

The judges selected RSI as Casino Operator of the Year during a year when RSI established itself as one of the top online casino operators in the U.S. on the basis of its high-quality product and operating service. For this award, RSI and its competitors were judged on the originality of their product, the strength of the brand and marketing, and innovations that set their offering apart from competitors. Additional recognition was given to operators demonstrating a strong regulated market business. Key criteria included growth and commercial success; innovations and differentiation; quality of product; customer acquisition and retention strategies.

When explaining why RSI was selected as the top Casino Operator of the Year in North America, one of the gaming industry judges stated: “They are still the best in this group, so I am keeping Rush Street Interactive as my top pick. Best platform and impressive growth” and another noted RSI is “Successfully going public, and staking a claim in Illinois.” In awarding RSI as the Customer Service Operator of the Year, the judges determined RSI stood out from the pack with their staff engagement in customer satisfaction strategy; continual training and development; continual measurement; competitive advantage; and impact on retention.

The judges complimented RSI’s Customer Service when selecting them as the best of the best commenting: “One of the best customer service teams in the US. The team is well trained and extracts more PLV [player lifetime values] from the players than most other operators” and “Really good entry with great overview of process, procedures and people. Rush Street Interactive’s brands have a really good reputation for customer care.”

“This is an extreme honor to have so many of the gaming industry’s top leaders select RSI as both Casino Operator of the Year and Customer Service Operator of the year,” said Richard Schwartz, President of Rush Street Interactive. “These recognitions are a tribute to the talents of our interactive team and their dedication to continually improve the quality of our product and customer experience. These awards belong to our team as any success we experience is due fully to their exceptional efforts and collaborative spirit.”

Rush Street Interactive develops and operates a proprietary online gaming platform powering internet casinos and sportsbooks, and has established itself as the #1 online casino operator in the U.S., according to Eilers & Krejcik Gaming’s based on estimates for the three months ended August 31, 2020.

Held virtually this year, The EGR North America Awards are the gaming industry’s most prestigious awards, recognizing and rewarding the top performers of the past year.

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On July 27, 2020, RSI entered into a business combination agreement with dMY Technology Group, Inc. (NYSE: DMYT.U, DMYT and DMYT WS). Upon the closing of the transaction, the combined company intends to change its name to Rush Street Interactive, Inc. and trade on the NYSE under the ticker symbol “RSI.”

About Rush Street Interactive

Founded in 2012 by gaming industry veterans Neil Bluhm, Greg Carlin and Richard Schwartz, RSI is a market leader in online casino and sports betting in the U.S. The Company launched its first online gaming casino site, PlaySugarHouse.com in New Jersey, in September 2016 and was the first gaming company to launch a regulated online gaming site in Pennsylvania. With its BetRivers.com sites, Rush Street Interactive was also the first to launch regulated online gaming in the states of Indiana, Colorado and, most recently, Illinois. RSI has been an early mover in Latin America and was the first U.S.-based gaming operator to launch a legal and regulated online casino and sportsbook, RushBet.co, in the country of Colombia. For more information, visit www.rushstreetinteractive.com.

About dMY Technology Group

dMY Technology Group, Inc. is a $230 million special purpose acquisition company founded by Niccolo de Masi and Harry You for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. dMY’s initial public offering was underwritten by Goldman Sachs & Co. and UBS Investment Bank, and its common stock, units and warrants trade on the NYSE under the ticker symbols DMYT, DMYT-UN and DMYT-WT, respectively. More information can be found at www.dmytechnology.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. dMY’s and RSI’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, dMY’s and RSI’s expectations with respect to future performance and anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the proposed business combination and the timing of the completion of the proposed business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside dMY’s and RSI’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive business combination agreement (the “Agreement”); (2) the outcome of any legal proceedings that may be instituted against dMY and RSI following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of dMY, certain regulatory approvals or satisfy other conditions to closing in the Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on RSI’s business and/or the ability of the parties to complete the proposed business combination; (6) the inability to obtain or maintain the listing of dMY’s shares of common stock on the New York Stock Exchange following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of RSI to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the possibility that RSI or dMY may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and in dMY’s other filings with the SEC. dMY cautions that the foregoing list of factors is not exclusive. dMY cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. dMY does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination, dMY filed a preliminary proxy statement with the SEC on October 9, 2020 and intends to file a definitive proxy statement with the SEC. dMY’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed business combination, as these materials will contain important information about RSI, dMY and the proposed business combination. When available, the definitive proxy statement and other relevant materials for the proposed business combination will be mailed to stockholders of dMY as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: dMY Technology Group, Inc., Attention: Niccolo de Masi, Chief Executive Officer, niccolo@dmytechnology.com.

Participants in the Solicitation

dMY and its directors and executive officers may be deemed participants in the solicitation of proxies from dMY’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in dMY is contained in the Registration Statement on Form S-1, which was filed by dMY with the SEC on January 31, 2020 and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to dMY Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed business combination when available.

RSI and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of dMY in connection with the business combination. A list of the names of such directors and executive officers and any information regarding their interests in the proposed business combination will be included in the proxy statement for the proposed business combination.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

For RSI Contacts:

Media:

Lisa Johnson

(609) 788-8548

lisa@lisajohnsoncommunications.com

Jonathan Gasthalter / Carissa Felger / Nathaniel Garnick

(312) 319-9233 / (212) 257-4170

rsi@gasthalter.com

Investors:

rsi@icrinc.com

For dMY:

Niccolo de Masi

(310) 600-6667

niccolo@dmytechnology.com